Rhodia
                           26, Quai Alphonse Le Gallo
                        92512 Boulogne-Billancourt Cedex

                                  May 11, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                    Rhodia Registration Statement on Form S-8
                    -----------------------------------------

Dear Sir or Madam:

         I, Jean Pierre Labroue, am the Group Executive Vice President and General Counsel for Rhodia (the "Company"). This opinion is being delivered in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Form S-8"), covering the registration under the Securities Act of 1933, as amended, of ordinary shares of the Company (the "Shares"). The Shares are being offered to eligible U.S. employees of the Company and its majority-owned subsidiaries pursuant to the terms of the Rhodia Equity Stock Option Program (as defined in the Form S-8).

         As such counsel, I have examined such documents, certificates and instruments and have made such investigation as I have deemed appropriate in order to give the opinion expressed herein. Based upon the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, assuming the terms of the Rhodia Equity Stock Option Program are complied with, the Shares, when issued, will be validly issued, fully paid and non-assessable.

         I hereby consent to the use of this opinion as exhibit 5 to the Form S-8. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                        Very truly yours,


                                        /s/ Jean Pierre Labroue
                                        Jean Pierre Labroue
                                        Group Executive Vice President and
                                        General Counsel